Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated March 3, 2016 in Amendment No.3 to the Registration Statement (Form F-1 No. 333-209454) and related Prospectus of BioLight Life Sciences Ltd. dated March 9, 2016.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A Member of EY Global

Tel Aviv, Israel

March 9, 2016